Exhibit 10.2

SENSATA TECHNOLOGIES HOLDING N.V.

AMENDMENT TO EQUITY AWARD AGREEMENTS

This Amendment to Equity Award Agreements (the “Agreement”) is entered into on December 10, 2012 (the “Effective Date”) by and between Sensata Technologies Holdings, N.V. (the “Company”) and Thomas Wroe (the “Participant”).

WHEREAS, the Company and Participant are parties to certain equity award and grant agreements, as set forth on Schedule A, attached (collectively the “Grant and Award Agreements”).

WHEREAS, in connection with Participant’s intention to resign from the Company and its subsidiaries and the Participant’s agreement to execute an agreement of separation with the Company (or one of its Subsidiaries) (the “Separation Agreement”), the Board and the Participant have agreed that it is in their mutual best interest to amend certain provisions in the Grant and Award Agreements, in accordance with the terms and conditions set forth in this Agreement.

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Board”) has recommended modification of certain provisions of the Grant and Award Agreements regarding vesting and, in the case of Options, post-termination exercise.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Participant hereby agree as follows:

1. For purposes of the each of the Options granted on April 1, 2011 and April 1, 2012, as set forth in Schedule A:

(a) The Options shall become fully vested as of the December 17, 2012.

(b) The expiration date of the Options is amended to reflect that, notwithstanding Section 4.5 of the Company’s 2010 Equity Incentive Plan (the “2010 Plan”), the portion of the Options that have fully vested as of the Participant’s Termination Date (as defined in the Grant and Award Agreement governing such Options) shall remain exercisable until the latest date that such Options could have expired by their original terms under any circumstances, which is ten (10) years from the date of grant; provided however that (i) the Options shall remain subject to any such other earlier expiration date as provided in the terms of the 2010 Plan, and (ii) such extension of the expiration date shall only be effective to the extent that such extension does not cause the Options to become subject to the excise tax under Section 409A of the Code.

2. For purposes of the Options granted on September 4, 2009, as set forth on Schedule A:

(a) The Options shall become fully vested as of December 17, 2012

(b) The expiration date of the Options is amended to reflect that, notwithstanding Section 4.4(a) of the Company’s First Amended and Restated 2006 Management Option Plan (the “2006 Plan”), the portion of the Options that have fully vested as of the Participant’s Termination Date (as defined in the 2006 Plan) shall remain exercisable until the latest date that the Option could have expired by its original terms under any circumstances, which is ten (10) years from the date of grant; provided however that (i) the Options shall remain subject to any such other earlier expiration date as provided in the terms of the Plan, and (ii) such extension of the expiration date shall only be effective to the extent that such extension does not cause the Options to become subject to the excise tax under Section 409A of the Code.

3. For purposes of the Options, granted on June 2, 2006, as set forth on Schedule A:

(a) The Options shall become fully vested as of December 17, 2012.

(b) The expiration date of the Options is amended to reflect that, notwithstanding Section 4.4(a) of the Company’s First Amended and Restated 2006 Management Option Plan (the “2006 Plan”), the portion of the Options that have fully vested as of the Participant’s Termination Date (as defined in the 2006 Plan) shall remain exercisable until the latest date that the Option could have expired by its original terms under any circumstances, which is ten (10) years from the date of grant; provided however that (i) the Options shall remain subject to any such other earlier expiration date as provided in the terms of the Plan, and (ii) such extension of the expiration date shall only be effective to the extent that such extension does not cause the Options to become subject to the excise tax under Section 409A of the Code.

4. For purposes of the Restricted Securities granted on April 1, 2012, as set forth on Schedule A:

(a) The requirement that the Participant remains employed until April 1, 2015 is hereby removed. For the avoidance of doubt, the Restricted Securities shall remain subject to the performance vesting condition set forth in the applicable Grant and Award Agreement. Any Restricted Securities that vest upon satisfaction of the vesting conditions shall be delivered (if not previously delivered) no later than March 15, 2015.

5. For purposes of the Restricted Securities granted on April 1, 2011, as set forth on Schedule A:

(a) The requirement that the Participant remains employed until April 1, 2014 is hereby removed. For the avoidance of doubt, the Restricted Securities shall remain subject to the performance vesting condition set forth in the applicable Grant and Award Agreement. Any Restricted Securities that vest upon satisfaction of the vesting conditions shall be delivered (if not previously delivered) no later than March 15, 2014.

6. For purposes of the Restricted Securities grant on December 9, 2009

(a) The Restricted Securities shall become fully vested as of December 17, 2012.

7. This Agreement shall become effective immediately following (i) Participant’s execution and delivery of the Separation Agreement and (ii) the effectiveness of Participant’s separation and the release provisions in accordance with the terms and conditions of the Separation Agreement; provided, however, that this Agreement shall only remain effective so long as the Separation Agreement remains in full force and effect and Participant is not in breach of, and does not revoke, the Separation Agreement.

8. Except as expressly modified by this Agreement, all other provisions of the Grant and Award Agreements shall remain unchanged and in full force and effect. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized signatory, has executed this agreement effective as of December 10, 2012.

SENSATA TECHNOLOGIES HOLDING N.V.

By: /s/ Martha Sullivan
Martha Sullivan
Accepted and Agreed:

/s/ Thomas Wroe
Thomas Wroe

Signature Page to Amendment to Equity Award Agreements

Schedule A

Grant and Award Agreements

Name	Grant Date	Grant Price	Options Granted
Thomas Wroe	6/2/2006	$6.99	647,499	*
Thomas Wroe	6/2/2006	$6.99	1,294,996
Thomas Wroe	9/4/2009	$14.80	225,000
Thomas Wroe	4/1/2011	$35.01	163,700
Thomas Wroe	4/1/2012	$33.48	183,700

Name	Award Date	Restricted Stock Awarded
Thomas Wroe	12/9/2009	83,600
Thomas Wroe	4/1/2011	28,300
Thomas Wroe	4/1/2012	30,500

*	Includes 256,409 options held in trust name, “The Thomas Wroe, Jr 2007 Children’s Trust”

Schedule A to Amendment to Equity Award Agreements